Exhibit 99.1

PDL BioPharma Announces Third Quarter 2006 Financial Results

- Company provides updated 2006 financial guidance -

          FREMONT, Calif., Nov. 2, 2006 -- PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today reported financial results for the third quarter and the nine months ended September 30, 2006:

*

Total revenues for the third quarter of 2006 rose 44 percent to $111.4 million from $77.1 million in the same period of 2005. Third quarter 2006 revenues included $18.8 million in deferred licensing, collaboration and other revenues recognized as a result of the discontinuation of the Roche collaboration for daclizumab in asthma.

*

GAAP net loss was $6.7 million, or $0.06 per basic and diluted share, in the third quarter of 2006, compared with a GAAP net loss of $45.2 million, or $0.43 per basic and diluted share, in the third quarter of 2005.

*

Non-GAAP net income was $26.5 million, or $0.23 per basic and diluted share, for the third quarter of 2006, from a non-GAAP net loss of $4.7 million, or $0.04 per basic and diluted share, in the third quarter of 2005.

*

Cash flow generated from operating activities for the first nine months of 2006 was $73.0 million, compared to $13.6 million in the first nine months of 2005.  The company ended the third quarter of 2006 with cash, cash equivalents, marketable securities and restricted cash and investments of $422.3 million compared to $333.9 million at December 31, 2005.

          “During the third quarter, increases in Cardene IV sales and strong partner-driven royalties continued to propel our underlying revenue growth,” PDL BioPharma Chief Executive Officer Mark McDade said. “Our non-GAAP profit for the quarter reflects the continued positive impact of our newly diversified revenue stream and bottom-line focus, as well as the recognition of revenues related to the discontinuation of the Roche asthma collaboration.   At the same time, we remain more focused than ever on advancing our lead clinical-stage programs, with the Nuvion program in IV steroid refractory ulcerative colitis tracking towards its next milestone anticipated in the second quarter of 2007.”

          Revenues

          Total revenues for the third quarter of 2006 consisted of product sales, royalties and license, collaboration and other revenues.

*

Net product sales in the third quarter of 2006 were $41.1 million.  Net product sales for the same period during 2005 totaled $43.6 million, of which $38.4 million were attributable to Cardene(R) I.V., Retavase(R) and IV Busulfex.  Net product sales during 2005 included $5.2 million in sales of four off-patent products that were divested during the first quarter of 2006.

*

Cardene net sales were $28.7 million in the third quarter of 2006, a 34 percent increase from $21.5 million for the same period in 2005.  Included in the third quarter 2006 net sales were $0.3 million in sales of Cardene SR, the rights to which the company acquired from Roche in September 2006.

*

Retavase net sales were $7.2 million in the third quarter of 2006, a decrease from $11.6 million for the third quarter of 2005 due to challenging market conditions and a continued decline in the thrombolytic market over this period.

	*	IV Busulfex net sales were $5.2 million in the third quarter of 2006, compared to $5.4 million for the same period in 2005.

*

Royalty revenues for the third quarter of 2006 increased 64 percent to $42.5 million, compared with $26.0 million in the comparable period in 2005. Royalty revenues during the third quarter of 2006 reflect royalties PDL received based on worldwide net sales of seven antibody products licensed under PDL’s antibody humanization patents: Avastin(TM), Herceptin(R), Xolair(R), Raptiva(R) and Lucentis(TM) from Genentech, Inc.; Synagis(R) from MedImmune, Inc. and Mylotarg(R) from Wyeth.  Royalty revenues during the third quarter did not reflect sales of Tysabri(R), which was recently relaunched; PDL expects to begin receiving royalties from such sales in the fourth quarter.

*

License, collaboration and other revenues during the third quarter of 2006 increased to $27.8 million from $7.5 million in the same period of 2005, primarily as a result of the recognition in the third quarter of 2006 of $18.8 million in deferred revenue that the company would have recognized over the course of several years were it not for the discontinuation of the company’s co-development collaboration with Roche for daclizumab in asthma.

          Costs and Expenses

          Total costs and expenses were $119.3 million in the third quarter of 2006, compared with $120.0 million in the third quarter of 2005. On a non-GAAP basis, total costs and expenses in the third quarter of 2006 were $84.9 million compared to $81.9 million in the third quarter of 2005.

*

Cost of product sales was $17.4 million in the third quarter of 2006 compared to $22.2 million in the same period in 2005. Non-GAAP cost of product sales, which excludes amortization of product rights, was $6.8 million in the third quarter of 2006, a decrease from $10.3 million in the comparable 2005 period on the same basis.  The decrease in cost of product sales as a percentage of product sales was due to a more profitable product mix, particularly with respect to higher sales of Cardene IV, which has higher margins than the company’s other marketed products, a lower average royalty rate paid on sales of Cardene IV, and lower manufacturing and inventory-related costs when compared to the 2005 period.

*

Research and development (R&D) expenses increased to $70.9 million in the third quarter of 2006, compared with $49.5 million in the third quarter of 2005. Research and development expenses in the third quarter of 2006 included a $5.6 million charge incurred in connection with the company’s acquisition in September 2006 of certain Cardene-related rights from Roche.  On a non-GAAP basis, R&D expenses in the third quarter of 2006 were $54.8 million, an increase over the $45.3 million reported in the same period in the prior year due primarily to expanded clinical development activities associated with Nuvion.

*

Selling, general and administrative (SG&A) expenses were $26.7 million during the third quarter of 2006, compared with $26.8 million in the third quarter of 2005. Non-GAAP SG&A expenses were $23.3 million compared to $26.3 million in the prior year comparable period.

*

Third quarter 2006 expenses included $6.0 million in stock-based compensation expenses, a significant increase over the $0.2 million incurred in the same period in the prior year principally as a result of the adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R) on January 1, 2006.

          2006 Financial Outlook

          PDL BioPharma is updating its guidance for the full year 2006 to reflect actual results for the first nine months of the year and its outlook for the fourth quarter.

*

PDL is refining its full year revenue guidance to a range of between $405 million and $420 million, within the prior guidance range of between $400 million and $430 million.  The company is updating its expectations for the revenue components as follows:  net product sales of $162 million to $167 million, lower than prior guidance primarily due to the disappointing performance of Retavase; royalty revenues of $183 million to $185 million, an increase from previous guidance due to the continued success of the company’s licensees’ product sales; and licensing, collaboration and other revenues of $60 million to $68 million.

*	PDL expects full year cost of product sales, excluding amortization of product rights, to be approximately 23% as a percentage of net product sales.

*	On a non-GAAP basis, PDL expects total R&D and SG&A expenses in 2006 to be between $311 million and $319 million, a decrease from the company’s prior guidance of between $350 million and $365 million.

*

The company now expects R&D expenses of $216 million to $221 million, lower than prior guidance due primarily to recent strategic decisions to slow development activities for the ularitide and daclizumab asthma clinical programs until partnerships are secured.

* SG&A expenses of $95 million to $98 million, a range that is within the company’s previously issued guidance.

*

For the full year 2006, PDL expects non-GAAP net income of $55 million to $60 million or, on a diluted per share basis, $0.47 to $0.51 based on a weighted average number of shares outstanding for the year of approximately 118 million.  This exceeds the company’s previously stated range of $8 million to $23 million of non-GAAP net income.

          This forward-looking guidance excludes certain other expenses based on current estimates for the full year 2006, including the impact of stock-based compensation expenses of $23 million to $25 million, depreciation of property and equipment of $30 million to $32 million and amortization of intangible assets of approximately $45 million.  In addition, this non-GAAP guidance excludes the following charges recognized through the third quarter of 2006:  $5.9 million in other-acquisition related charges related to ESP Pharma operations prior to the company’s acquisition of the business and product sales returns of Retavase from sales made prior to the acquisition of the rights to Retavase in March 2005; a $5.6 million charge incurred in connection with the company’s acquisition in September 2006 of certain Cardene-related rights from Roche; a $4.1 million charge in the first quarter of 2006 related to the sale of the company’s off-patent products; and $2.6 million in asset impairment expenses. It also excludes the impact of interest income and other, net, interest expense and income taxes, the aggregate impact of which the company expects to have an income positive effect of approximately $3 million in 2006.

          Non-GAAP Financial Information

          The non-GAAP financial measures in this press release exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP). PDL’s management believes that these non-GAAP financial measures serve as a measure of the performance of PDL’s ongoing core operations. A description of the non-GAAP financial measures for the periods presented and a reconciliation of this information to the GAAP financial measures are included in the attached financial tables.

          Forward-looking Statements

          This press release contains forward-looking statements involving risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. The forward-looking statements include PDL’s expectations regarding financial results, PDL’s expectations regarding the continuation of existing and new collaborative agreements, and the timing of clinical developments as well as other statements regarding PDL’s expectations. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following: The continued execution of a biopharmaceutical business model; changes in PDL’s development plans as PDL and its collaborators consider development plans and alternatives; factors affecting the clinical timeline such as enrollment rates and availability of clinical materials; fluctuations in sales that may result from PDL’s integration of newly acquired operations; changes in the market due to alternative treatments or other actions by competitors; and variability in expenses particularly on a quarterly basis, due, in principal part, to total headcount of the organization and the timing of expenses. In addition, PDL’s revenues depend on the success and timing of sales of PDL’s licensees, including in particular the continued success of Avastin and Herceptin from Genentech, Inc. as well as the seasonality of sales of Synagis from MedImmune, Inc. In addition, quarterly revenues may be impacted by PDL’s ability to maintain and increase its revenues from collaborative arrangements such as its co-development agreements with Biogen Idec and Roche. PDL’s net income will be affected by state and federal taxes, and its revenues and expenses would be affected by new collaborations, material patent licensing arrangements or other strategic transactions.

          Further, there can be no assurance that results from completed and ongoing clinical studies will be successful or that ongoing or planned clinical studies will be completed or initiated on the anticipated schedules. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

          About PDL BioPharma

          PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life-threatening illnesses. The company currently markets and sells a portfolio of leading products in the acute-care hospital setting in the United States and Canada and generates royalties through licensing agreements with top-tier biotechnology and pharmaceutical companies based on its pioneering antibody humanization technology. Currently, PDL’s diverse product pipeline includes investigational compounds in Phase 2 or Phase 3 clinical development for inflammation and autoimmune diseases, cardiovascular disorders and cancer. The company’s research platform is focused on the discovery and development of antibodies for the treatment of cancer and autoimmune diseases. For more information, please see PDL’s website at www.pdl.com.

          NOTE: PDL BioPharma, the PDL BioPharma logo, Retavase and Busulfex are considered trademarks and Cardene and Nuvion are registered U.S. trademarks of PDL BioPharma, Inc. Herceptin and Raptiva are registered trademarks and Avastin and Lucentis are trademarks of Genentech, Inc. Xolair is a registered trademark of Novartis AG. Synagis is a registered trademark of MedImmune, Inc. Mylotarg is a registered trademark of Wyeth.  Tysabri is a registered trademark of Elan Pharmaceuticals, Inc.

PDL BIOPHARMA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

REVENUES:
Product sales, net	$41,064	$43,594	$117,650	$83,094
Royalties	42,533	26,003	140,524	96,695
License, collaboration and other	27,795	7,536	48,754	17,127

Total revenues	111,392	77,133	306,928	196,916
COSTS AND EXPENSES:
Cost of product sales	17,433	22,209	61,874	43,481
Research and development	70,880	49,480	195,263	125,080
Selling, general and administrative	26,672	26,795	84,167	54,267
Acquired in-process research and development	—	—	—	79,417
Other acquisition-related charges	2,615	6,266	5,910	9,473
Asset impairment charges	1,656	15,225	2,556	15,225

Total costs and expenses	119,256	119,975	349,770	326,943

Operating loss	(7,864)	(42,842)	(42,842)	(130,027)
Interest income and other, net	5,042	2,027	12,436	6,835
Interest expense	(3,693)	(2,671)	(9,465)	(7,522)

Loss before income taxes	(6,515)	(43,486)	(39,871)	(130,714)
Income tax expense	208	1,680	441	1,767

Net loss	$(6,723)	$(45,166)	$(40,312)	$(132,481)

NET LOSS PER SHARE:
Basic and diluted	$(0.06)	$(0.43)	$(0.36)	$(1.30)

Weighted average shares -- basic and diluted	113,868	105,272	113,293	101,910

          In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude depreciation of property and equipment; stock-based compensation expense; amortization of intangible assets; interest income and other, net; interest expense; income taxes and certain other miscellaneous items.  PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing core operations.  PDL uses the non-GAAP results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting.  Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management.  The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

REVENUES:
Product sales, net	$41,064	$43,594	$117,650	$83,094
Royalties	42,533	26,003	140,524	96,695
License, collaboration and other	27,795	7,536	48,754	17,127

Total revenues	111,392	77,133	306,928	196,916
COSTS AND EXPENSES:
Cost of product sales	6,772	10,302	30,083	18,609
Research and development	54,779	45,302	156,434	113,054
Selling, general and administrative	23,337	26,262	70,583	52,994

Non-GAAP costs and expenses	84,888	81,866	257,100	184,657

Non-GAAP net income (loss)	$26,504	$(4,733)	$49,828	$12,259

NON-GAAP NET INCOME (LOSS) PER SHARE:
Basic	$0.23	$(0.04)	$0.44	$0.12

Weighted average shares -- basic	113,868	105,272	113,293	101,910

Diluted	$0.23	$(0.04)	$0.42	$0.12

Weighted average shares -- diluted (2)	116,594	105,272	117,438	106,460

          (1)     These non-GAAP condensed consolidated statements of operations exclude depreciation of property and equipment; stock-based compensation expense; amortization of intangible assets; interest income and other, net; interest expense; income taxes and certain other miscellaneous items that were not classified in the foregoing categories and are identified below.

          During the three months ended September 30, 2006, the miscellaneous excluded items consisted of (a) a $5.6 million charge incurred in connection with the company’s acquisition in September 2006 of certain Cardene-related rights from Roche, (b) other acquisition-related charges of $2.6 million related to the operations of ESP Pharma Holding Company, Inc. prior to the Company’s acquisition of ESP Pharma on March 23, 2005, primarily product returns, as well as returns of Retavase for sales made prior to the Company’s acquisition of the rights to the product from Centocor, Inc. on the same date, and (c) an asset impairment charge of $1.7 million for the impairment of an intangible asset related to the distribution of Retavase.  During the three months ended September 30, 2005, the miscellaneous excluded items consisted of (a) other acquisition-related charges of $6.3 million and (b) an asset impairment charge of $15.2 million for the impairment of the off-patent branded products, originally acquired from ESP Pharma, that the Company sold in the first quarter of 2006.

          During the nine months ended September 30, 2006, the miscellaneous excluded items consisted of (a) a $5.6 million charge incurred in connection with the company’s acquisition in September 2006 of certain Cardene-related rights from Roche, (b) other acquisition-related charges of $5.9 million, (c) asset impairment charges of $2.6 million and (d) a $4.1 million charge for payments to Wyeth in consideration of Wyeth’s consent to the Company’s transfer of the Company’s rights to the off-patent branded products.  During the nine months ended September 30, 2005, the miscellaneous excluded items consisted of (a) a $79.4 million charge for acquired in-process research and development related to the ESP Pharma acquisition, (b) other acquisition-related charges of $9.5 million and (c) an asset impairment charge of $15.2 million for the impairment of off-patent branded products.

          (2)     These weighted average shares exclude 12.4 million shares and 10.6 million shares of common stock underlying the convertible notes we issued in July 2003 and February 2005, respectively.

PDL BIOPHARMA, INC.
RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS TO GAAP
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2006

	Non-GAAP Results	Adjustments				GAAP Results As Reported

		Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses

REVENUES:
Product sales, net	$41,064	$—	$—	$—	$—	$41,064
Royalties	42,533	—	—	—	—	42,533
License, collaboration and other	27,795	—	—	—	—	27,795

Total revenues	111,392	—	—	—	—	111,392
COSTS AND EXPENSES:
Cost of product sales	6,772	10,661		—	—	17,433
Research and development	54,779	412	5,621	6,569	3,499	70,880
Selling, general and administrative	23,337	—	—	842	2,493	26,672

Non-GAAP costs and expenses	84,888
Depreciation of property and equipment	—	—	7,411	(7,411)	—	—
Stock-based compensation	—	—	5,992	—	(5,992)	—
Other acquisition-related charges	—	—	2,615	—	—	2,615
Asset impairment charges	—	—	1,656	—	—	1,656

Total costs and expenses		11,073	23,295	—	—	119,256

Operating loss		(11,073)	(23,295)	—	—	(7,864)
Interest income and other, net	—	—	5,042	—	—	5,042
Interest expense	—	—	(3,693)	—	—	(3,693)

Income (loss) before income taxes	26,504	(11,073)	(21,946)	—	—	(6,515)
Income tax expense	—	—	208	—	—	208

Net income (loss)	$26,504	$(11,073)	$(22,154)	$—	$—	$(6,723)

NET INCOME (LOSS) PER SHARE:
Basic	$0.23					$(0.06)

Weighted average shares -- basic	113,868					113,868

Diluted	$0.23					$(0.06)

Weighted average shares -- diluted	116,594					113,868

	Three Months Ended September 30, 2005

	Non-GAAP Results	Adjustments				GAAP Results As Reported

		Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses

REVENUES:
Product sales, net	$43,594	$—	$—	$—	$—	$43,594
Royalties	26,003	—	—	—	—	26,003
License, collaboration and other	7,536	—	—	—	—	7,536

Total revenues	77,133	—	—	—	—	77,133
COSTS AND EXPENSES:
Cost of product sales	10,302	11,907	—	—	—	22,209
Research and development	45,302	486	—	3,624	68	49,480
Selling, general and administrative	26,262	—	—	415	118	26,795

Non-GAAP costs and expenses	81,866
Depreciation of property and equipment	—	—	4,039	(4,039)	—	—
Stock-based compensation	—	—	186	—	(186)	—
Other acquisition-related charges	—	—	6,266	—	—	6,266
Asset impairment charges			15,225			15,225

Total costs and expenses		12,393	25,716	—	—	119,975

Operating income (loss)		(12,393)	(25,716)	—	—	(42,842)
Interest income and other, net	—	—	2,027	—	—	2,027
Interest expense	—	—	(2,671)	—	—	(2,671)

Income (loss) before income taxes	(4,733)	(12,393)	(26,360)	—	—	(43,486)
Income tax expense	—	—	1,680	—	—	1,680

Net income (loss)	$(4,733)	$(12,393)	$(28,040)	$—	$—	$(45,166)

NET INCOME (LOSS) PER SHARE:
Basic	$(0.04)					$(0.43)

Weighted average shares - basic	105,272					105,272

Diluted	$(0.04)					$(0.43)

Weighted average shares - diluted	105,272					105,272

PDL BIOPHARMA, INC.
RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS TO GAAP
(in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30, 2006

	Non-GAAP Results	Adjustments				GAAP Results As Reported

		Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses

REVENUES:
Product sales, net	$117,650	$—	$—	$—	$—	$117,650
Royalties	140,524	—	—	—	—	140,524
License, collaboration and other	48,754	—	—	—	—	48,754

Total revenues	306,928	—	—	—	—	306,928
COSTS AND EXPENSES:
Cost of product sales	30,083	31,791	—	—	—	61,874
Research and development	156,434	1,386	5,621	21,550	10,272	195,263
Selling, general and administrative	70,583	—	4,123	1,993	7,468	84,167

Non-GAAP costs and expenses	257,100
Depreciation of property and equipment	—	—	23,543	(23,543)	—	—
Stock-based compensation	—	—	17,740	—	(17,740)	—
Other acquisition-related charges	—	—	5,910	—	—	5,910
Asset impairment charges	—	—	2,556	—	—	2,556

Total costs and expenses		33,177	59,493	—	—	349,770

Operating loss		(33,177)	(59,493)	—	—	(42,842)
Interest income and other, net	—	—	12,436	—	—	12,436
Interest expense	—	—	(9,465)	—	—	(9,465)

Income (loss) before income taxes	49,828	(33,177)	(56,522)	—	—	(39,871)
Income tax expense	—	—	441	—	—	441

Net income (loss)	$49,828	$(33,177)	$(56,963)	$—	$—	$(40,312)

NET INCOME (LOSS) PER SHARE:
Basic	$0.44					$(0.36)

Weighted average shares -- basic	113,293					113,293

Diluted	$0.42					$(0.36)

Weighted average shares -- diluted	117,438					113,293

	Nine Months Ended September 30, 2005

	Non-GAAP Results	Adjustments				GAAP Results As Reported

		Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses

REVENUES:
Product sales, net	$83,094	$—	$—	$—	$—	$83,094
Royalties	96,695	—	—	—	—	96,695
License, collaboration and other	17,127	—	—	—	—	17,127

Total revenues	196,916	—	—	—	—	196,916
COSTS AND EXPENSES:
Cost of product sales	18,609	24,872	—	—	—	43,481
Research and development	113,054	1,622	—	10,188	216	125,080
Selling, general and administrative	52,994	14	—	963	296	54,267

Non-GAAP costs and expenses	184,657
Depreciation of property and equipment	—	—	11,151	(11,151)	—	—
Stock-based compensation	—	—	512	—	(512)	—
Acquired in-process research and development	—	—	79,417	—	—	79,417
Other acquisition-related charges	—	—	9,473	—	—	9,473
Asset impairment charges			15,225			15,225

Total costs and expenses		26,508	115,778	—	—	326,943

Operating income (loss)		(26,508)	(115,778)	—	—	(130,027)
Interest income and other, net	—	—	6,835	—	—	6,835
Interest expense	—	—	(7,522)	—	—	(7,522)

Income (loss) before income taxes	12,259	(26,508)	(116,465)	—	—	(130,714)
Income tax expense	—	—	1,767	—	—	1,767

Net income (loss)	$12,259	$(26,508)	$(118,232)	$—	$—	$(132,481)

NET INCOME (LOSS) PER SHARE:
Basic	$0.12					$(1.30)

Weighted average shares - basic	101,910					101,910

Diluted	$0.12					$(1.30)

Weighted average shares - diluted	106,460					101,910

PDL BIOPHARMA, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands)
(unaudited)

	September 30, 2006	December 31, 2005

Cash, cash equivalents, marketable securities, and restricted cash and investments	$422,268	$333,922
Total assets	$1,196,783	$1,163,154
Total stockholders’ equity	$540,687	$526,065

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA
(in thousands)
(unaudited)

	Nine Months Ended September 30,

	2006	2005

Net loss	$(40,312)	$(132,481)
Adjustments to reconcile net loss to net cash provided by operating activities	79,302	134,792
Changes in assets and liabilities	34,057	11,252

Net cash provided by operating activities	$73,047	$13,563